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                                                                     EXHIBIT 1.2

                                 GENERAL BY-LAW

                  A by-law relating generally to the conduct of the business and affairs of INTER.TAIN.NET INC. a company amalgamated under the laws of the Province of Ontario

                  (herein called the "Corporation").

BE IT ENACTED as a by-law of the Corporation as follows:

1.                INTERPRETATION

                  In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

         1.01 "Act" means the Business Corporations Act, R.S.O. 1990, c. B16, as amended from time to time, and any statute that may be substituted therefore, and includes the Regulations made pursuant thereto;

         1.02     "appoint" includes "elect" and vice versa;

         1.03 "articles" means the original or restated articles of incorporation, articles of amalgamation, articles of continuance, articles of reorganization, letters patent, or other instrument of incorporation of the Corporation, as amended from time to time.

         1.04     "board" means the board of directors of the Corporation;

         1.05 "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;

         1.06     "Corporation" means this Corporation;

         1.07 "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

         1.08 "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

         1.09 "recorded address" means, in the case of a shareholder, his address as recorded in the securities register, and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

         1.10 "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

         1.11 "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation under this by-law or by a resolution passed pursuant to this by-law;

         1.12 "unanimous shareholders agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended;

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                  In this by-law where the context requires words importing the singular include the plural and vice versa and words importing gender include masculine, feminine and neuter genders, and vice versa. All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

2.                DIRECTORS

         2.01     Powers

                  Subject to any unanimous shareholders agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:

                  A variable board of not fewer than 1 and not more than 10 directors.

                  Subject to the foregoing, the number of directors may be varied by a resolution of the directors within the minimum and maximum set in the articles.

         2.02     Resident Canadians

                  Except where the Corporation is a non-resident Corporation, a majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, one director shall be a resident Canadian.

         2.03     Qualifications

                  Any individual, whether a shareholder or not, may be a director of the Corporation, except a person who:

                  2.03.1   is less than eighteen years of age;

                  2.03.2 is of unsound mind and has been so found by a court in Canada or elsewhere;

                  2.03.3   has the status of a bankrupt;

         2.04     Election and Term

                  The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

         2.05     Resignation

                  A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later.

                  A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

         2.06     Removal

                  Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual meeting remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

         2.07     Vacation of Office

                  A director ceases to hold office when he dies, is removed from office by the shareholders, or ceases to have the necessary qualifications, or earlier if he shall have submitted his resignation; in which last-mentioned event

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he shall cease to hold office at the later of (i) the time when such written resignation is sent or delivered to the Corporation and (ii) the time, if any, specified in such resignation as the effective time of such resignation.

         2.08     Vacancies

                  Subject to the exceptions in section 124 of the Act, where a vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term, except in the case of a vacancy resulting from an increase in the number of directors or the maximum number of directors required to be elected at any meeting of shareholders, in which case a quorum of the board may appoint an additional director if such appointment would not result in a total number of directors greater than one and one third times the number of directors required to have been elected at the last annual meeting of the shareholders.

                  If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                  Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the corporation has only one director, that director may constitute a meeting.

3.                MEETINGS OF DIRECTORS

         3.01     Place of meetings

                  Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.

         3.02     Meetings by Communications Facilities

                  Where all the directors are present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all board or committee meetings.

                  If a majority of the directors participating in such a meeting are in Canada the meeting shall be deemed to have been held in Canada.

         3.03     Calling of Meetings

                  Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors.

                  Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.

                  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

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         3.04     Regular Meetings

                  The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named.

                  A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

         3.05     Attendance of Auditors

                  The auditors of the Corporation, if any, shall be entitled to attend and be heard at meetings of the board, on matters relating to their duties as auditors.

         3.06     First Meeting of New Board

                  Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

         3.07     Quorum

                  Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board.

                  Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum.

                  Subject to the articles or by-laws of the Corporation a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors but in no case shall a quorum be less than two-fifths of the number of directors or less than the minimum number of directors, as the case may be.

         3.08     Resident Canadians

                  Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians.

                  However, directors may transact business at a meeting of the board where a majority of resident Canadian directors is not present if,

                  3.08.1 a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

                  3.08.2 a majority of resident Canadian directors would have been present had the director been present at the meeting.

         3.09     Chairman

                  The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and is a director and is present at the meeting:

                  3.09.1   Chairman of the Board,

                  3.09.2   President, or

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                  3.09.3   A Vice-President who is a director.

                  If no such officer is present, the directors present shall chose one of their number to be Chairman.

         3.10     Votes to Govern

                  At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

         3.11     Casting Vote

                  In the case of an equality of votes on any question at a meeting of the board, the Chairman of the meeting shall not be entitled to a second or casting vote.

         3.12     Disclosure of Interests in Contracts

                  Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any corporation which is party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the Act.

         3.13     Resolution in Lieu of Meeting

                  A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes.

         3.14     Delegation

                  Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors.

                  If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians.

                  Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.                REMUNERATION AND INDEMNIFICATION

         4.01     Remuneration

                  Subject to the articles, the by-laws or any unanimous shareholders agreement, the board may fix the remuneration of the directors.

                  Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity.

                  In addition, directors shall be paid sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

         4.02     Limitation of Liability

                  No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf

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of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

         4.03     Indemnity of Directors and Officers

                  Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Corporation or body corporate if,

                  4.03.1 he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  4.03.2 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his action was lawful.

         4.04     Insurance

                  Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

5.                OFFICERS

         5.01     Election or Appointment

                  At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and if deemed advisable may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed.

                  None of the said officers need be a director or shareholder.

                  Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

         5.02     Term, Remuneration and Removal

                  The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board.

                  The fact that an officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined.

                  All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause, without prejudice to such officer's rights under any employment contract. Otherwise each officer elected or appointed by the board shall hold office until his or her successor is elected or appointed.

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         5.03     President

                  The president shall be the chief executive officer of the Corporation.

                  He shall, if present, preside at all meetings of the shareholders and of the board of directors and shall be charged with the general supervision of the business and affairs of the Corporation except the power to do anything referred to in sub-section 127(3) of the Act.

                  Except where the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.

         5.04     Vice-President

                  The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be.

                  If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto.

                  A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

         5.05     General Manager

                  The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act.

                  If and so long as the general manager is a director, he may but need not be known as the managing director.

         5.06     Secretary

                  The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other duties as may from time to time be prescribed by the board.

         5.07     Treasurer

                  The treasurer shall keep, or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank account; he shall, under direction of the board, supervise the safekeeping of securities and the disbursements of the funds of the Corporation;

                  5.07.1 he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation;

                  5.07.2 and he shall perform such other duties as may from time to time be prescribed by the board.

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         5.08     Other Officers

                  The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them.

                  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

         5.09     Variation of Duties

                  From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.

         5.10     Agents and Attorneys

                  The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

         5.11     Fidelity Bonds

                  The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

6.                MEETINGS OF SHAREHOLDERS

         6.01     Annual Meetings

                  The directors shall call the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting.

                  The annual meeting of shareholders of the Corporation shall be held at such time and on such day each year as the board may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

         6.02     Special Meetings

                  The board may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders.

                  All business transacted at an annual meeting of shareholders, except consideration of financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

         6.03     Place of Meeting

                  Meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or outside Ontario as the board from time to time determines.

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         6.04     Notice of Meeting

                  Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation (if any), to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting.

         6.05     Notice of a special meeting of shareholders shall state:

                  6.05.1 the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasonable judgment thereon; and

                  6.05.2 the text of any special resolution or by-law to be submitted to the meeting.

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         6.06     Persons Entitled to be Present

                  The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditors of the Corporation and others who although not entitled to vote are entitled or required to be present at the meeting.

                  Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

         6.07     Record Date for Notice

                  The board may fix in advance a time and date, preceding the date of any meeting of shareholders by not more than 50 days and not fewer than 10 days, as the record date for the determination of the shareholders entitled to notice of the meeting. If no such record date for notice is fixed by the board, the record date for notice shall be at the close of business on the day next preceding the day on which notice is given.

         6.08     Meetings Without Notice

                  A meeting of shareholders may be held at any time and at any place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for herein and proceedings thereat shall not thereby be invalidated:

                  6.08.1 if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not so present or represented by proxy have received notice or before or after the meeting or the time prescribed for notice thereof, in writing waive notice of or accept short notice of such meeting, and

                  6.08.2 if the auditors, if any, and the directors are present or if those not present have received notice or, before or after the time prescribed for notice thereof, in writing waive notice of or accept notice of such meeting.

         6.09     Quorum

                  The holders of not less than twenty-five (25%) percent of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.

         6.10     One Shareholder Meeting

                  If the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

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         6.11     Right to Vote

                  At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

         6.12     Joint Shareholders

                  Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

         6.13     Record Date for Voting

                  The board may fix in advance a time and date, preceding the date of any meeting of shareholders by not more than 2 days, excluding non-business days, as the record date for the determination of the shareholders entitled to vote at the meeting. Such date shall be specified in the notice calling the meeting. Where no record date is so fixed, the record date for voting shall be the time of the taking of the vote.

         6.14     Proxies

                  Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

                  A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing.

                  Subject to the requirements of the Act the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient.

                  It shall be deposited with the Corporation before any vote is taken under its authority, or at such earlier time not exceeding 48 hours, excluding non-business days, and in such manner as the board by resolution prescribes. An instrument appointing a proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting, it shall have been so deposited.

         6.15     Scrutineers

                  At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting.

                  Such scrutineers need not be shareholders of the Corporation.

         6.16     Votes to Govern

                  Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

         6.17     Show of Hands

                  At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote.

                  Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents.

                  After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon.

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                  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot therein be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question.

                  The result of the vote so taken and declared shall be the decision of the Corporation on the question.

                  A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

         6.18     Ballots

                  If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such a manner as the chairman of the meeting directs.

         6.19     Personal Representative

                  If the shareholder of record is deceased, his personal representative, upon filing with the secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions regarding joint shareholders shall apply.

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         6.20     Adjournment

                  The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

7.                SHARES

         7.01     Allotment

                  Subject to any unanimous shareholders agreement, the board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

         7.02     Commissions and Discounts

                  The board may, at any time after the approval of this by-law, by the shareholders, and from time to time thereafter, authorize the payment of commissions or the allowance of discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for such shares, but no commission or discount shall exceed 25 per cent of the amount of the subscription price.

         7.03     Lien for Indebtedness

                  Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation.

                  The Corporation may enforce the lien by:

                  7.03.1 in the case of redeemable shares, redeeming the shares at their redemption price; and

                  7.03.2 in the case of all other shares by purchasing such shares at their book value for cancellation or for re-sale;

and by applying the value of such shares so determined to the debt of the shareholder.

                  In enforcing the lien as aforesaid the Corporation shall not be obliged to redeem or purchase all of the shares of that class but only the shares subject to the lien.

                  In electing to enforce the lien in this manner the Corporation shall not prejudice or surrender any other rights of enforcement of the lien which may in law be available to it or any other remedy available to the Corporation for collection of the debt or any part thereof.

         7.04     Share Certificates

                  Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation.

                  Share certificates and acknowledgments of a shareholder's rights to a share certificate shall be in such form as the board shall from time to time approve.

                  The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon and such share certificates need not be under the corporate seal; provided, that unless the board otherwise orders, certificates representing shares in respect of which a registrar or transfer agent (which terms shall include a branch registrar and/or transfer agent) has been appointed shall not be valid if issued during such appointment unless countersigned by or on behalf of such registrar and/or transfer agent. The corporate seal of the Corporation and the signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a registrar and/or transfer agent, the signatures of both officers may be printed, engraved, lithographed or otherwise mechanically reproduced upon share certificates and every such share signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

         7.05     Replacement of Share Certificates

                  The board or any officer or agent assigned by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

         7.06     Transfer Agent and Registrar

                  The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.

                  The board may at any time terminate any such appointment.

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

         7.07     Registrars and Transfer Agents

                  Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except on the surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to herein.

         7.08     Non-recognition of Trusts

         The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any claim to or interest in such share on the part of any person, other than the registered holder thereof.

         7.09     Joint Shareholders

                  If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificates to one of such persons shall be sufficient delivery to all of them.

                  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

         7.10     Deceased Shareholders

                  In the event of the death of a holder, or one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

8.                DIVIDENDS

         8.01     Declaration

                  Subject to the Act and the articles, the board may declare and the Corporation may pay a dividend to the shareholders according to their respective rights in the Corporation.

                  Such a dividend may be paid by issuing fully paid shares of the Corporation or may be paid in money or property.

         8.02     Payment

                  A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

         8.03     Non-Receipt of Cheque

                  In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.

         8.04     Record Date for Dividends and Rights

                  The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of any dividend or to receive any warrant or other evidence of right to subscribe for securities of the Corporation. In every such case only such persons as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to receive payment of such dividend or to receive such warrant or other evidence of such right notwithstanding the transfer or issue of any shares after the record date so fixed.

         8.05     Purchase of Business as of Past Date

                  Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

         8.06     Unclaimed Dividends

                  Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

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

9.                FINANCIAL YEAR

                  The first financial year of the Corporation shall terminate on a date to be determined by the directors of the Corporation thereafter on the anniversary date therefore in each year, until changed by resolution of the directors of the Corporation.

10.               NOTICES

         10.01    Method of Giving Notice

                  Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. Notices to directors may be given if transmitted by fax.

                  A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid or faxed as aforesaid.

                  A notice so mailed shall be deemed to have been given when deposited in a post office or public letter box or appropriate communication company or agency or its representative for dispatch and shall be deemed to have been received on the fourth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been received on the fifth day after so depositing; The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor of the Corporation in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

         10.02    Computation of Time

                  In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

         10.03    Omissions and Errors

                  The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

         10.04    Notice to Joint Shareholders

                  All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

         10.05    Persons Entitled by Death or Operation of Law

                  Every person who by the operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

         10.06    Waiver of Notice

                  Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

         10.07    Signatures of Notice

                  The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.               EXECUTION OF DOCUMENTS

         11.01    Signing Officers

                  Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the President, Secretary or Treasurer.

                  Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

                  Any person authorized to sign any document may affix the corporate seal thereto.

         11.02    Effective Date

                  This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act, and the amalgamation of the Corporation and Biroco Kirkland Mines Limited.

12.               MISCELLANEOUS

         12.01    Corporate Seal

                  The Corporation may have one or more different corporate seals which may be adopted or changed from time to time by the board, on which the name of the Corporation appears in the language or one or more of the languages set out in the articles.

         12.02    Banking Arrangements

                  The banking business of the Corporation, including without limitation the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business, or any part thereof, shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

         12.03    Voting Rights in Other Bodies Corporate

                  The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidences shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

         12.04    Withholding Information from Shareholders

                  No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of the shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of the shareholders.

13.               DIVISIONS

         13.01    Creation and Consolidation of Divisions

                  The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

         13.02    Name of Division

                  Subject to compliance with law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name in legible characters on all contracts, invoices, negotiable instruments and orders for goods and services issued or made by or on behalf of the Corporation.

         13.03    Officers of Division

                  From time to time the board, or if authorized by the board, the president, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the president may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

14.               REPEAL OF PRIOR BY-LAWS

                  All prior by-laws of the corporation are hereby repealed effective upon amalgamation of the Company with Biroco Kirkland Mines Limited.

                  The foregoing General By-law of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, was approved by the shareholders at the Shareholder Meeting on March 4, 1996.

                                               /s/ Robert Stikeman
                                               ---------------------------------
                                               Robert Stikeman
                                               Assistant Secretary